Exhibit 99.1

Boston Omaha Corporation Announces Sale of 926,880 Shares of Class A Common Stock Pursuant to the Underwriters’ Over-Allotment Option

Tuesday, July 18, 2017

Raises $97,049,446 in Total Gross Proceeds from Offering

OMAHA, Nebraska, July 18, 2017 (Businesswire) —  Boston Omaha Corporation (NASDAQ:BOMN) today announced that Cowen and Company, LLC, as the representative of the underwriters of its previously announced public offering of 6,538,462 shares of Class A common stock, has exercised the option to purchase an additional 926,880 shares to cover over-allotments, bringing the total gross proceeds from the offering to $97,049,446, before deducting the underwriting discount and offering expenses payable by Boston Omaha.  All of the shares in the offering and the over-allotment were offered by Boston Omaha.

The underwriters purchased 94.5% of the shares available for purchase under the over-allotment option.  Following the over-allotment purchase, Boston Omaha has 13,307,157 shares of Class A common stock issued and outstanding and 1,055,560 shares of Class B common stock issued and outstanding.

The Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-1 relating to these securities on June 15, 2017. A final prospectus relating to this offering was filed with the SEC on June 16, 2017. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained by contacting Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806 or by fax at (631) 254-7140. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Boston Omaha Corporation

Boston Omaha currently operates in three business sectors:

• the Link Media subsidiary owns and operates 535 billboards containing a total of 913 faces, of which 36 are digital displays, in four states;

• the General Indemnity Group subsidiary owns and operates both a surety insurance company which has recently expanded its authority to sell surety insurance in 37 states and the District of Columbia and two nationwide online and full service surety insurance brokerage businesses; and

• Boston Omaha owns a minority interest in Logic Commercial Real Estate, a full-service brokerage, property management and real estate services company located in Las Vegas, Nevada.

For more information, visit www.bostonomaha.com.

Forward-Looking Statements

This press release contains forward-looking statements about the Company's expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as "believe", "expect", "intend", "plan", "may", "should", "could", "might", "seek", "target", "will", "project", "forecast", "continue" or "anticipate" or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements involve certain risks and uncertainties, including, among others, factors and risks that could cause the Company's results to differ materially from those expected by Company management or otherwise described in or implied by the statements in this press release. Any forward-looking statement in this press release speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in Boston Omaha’s Registration Statement on Form S-1 filed with the SEC, which is available on the SEC's website, www.sec.gov.

Company Contact:

Catherine Vaughan

(617) 875-8911

Cathy@bostonomaha.com